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                                                                    EXHIBIT 10.1


                                STORAGE USA, INC.

                               AMENDMENT NO. 1 TO
                             SHAREHOLDER VALUE PLAN


         This Amendment No. 1, dated as of August 1, 2001, to the Storage USA, Inc. Shareholder Value Plan recites and provides as follows:

         At a meeting held on August 1, 2001, the Board of Directors of Storage USA, Inc. (the "Company") resolved to amend the Company's Shareholder Value Plan (the "Plan"), pursuant to Section 4.3 of the Plan, to provide for termination of current award periods and the payout of Plan awards upon a delisting of Company common stock.

         NOW, THEREFORE, the following amendments to the Plan are hereby adopted:

         FIRST: A new Section 2.7 is added to the Plan, which reads as follows:

         DELISTING EVENT: The registration of the Company's common stock under
         Section 12 of the Securities Exchange Act of 1934, as amended, is terminated or the Company's common stock permanently ceases to be publicly traded.

         SECOND: The remaining definitions in Section 2 are renumbered accordingly.

         THIRD: A new Section 3.7 is added to the Plan, which reads as follows:

         3.7.     DELISTING EVENT: On the effective date of a Delisting Event,
         (i) the Award Period for each outstanding SVU Grant shall be accelerated such that each Award Period is deemed to have ended on such date and (ii) the Company shall pay each Participant an amount equal to the SVU Value for a Participant's SVU Grants multiplied by the number of Participant's outstanding SVU Grants. The SVU Value shall be reduced by 66% for all SVU Grants which were granted less than twelve months prior to the effective date of the Delisting Event and the SVU Value shall be reduced by 33% for all SVU Grants which were granted less than twenty-four months but more than twelve months prior to the effective date of the Delisting Event. No adjustments shall be made to the SVU Value for SVU Grants which were granted more than twenty-four months prior to the effective date of the Delisting Event. All payments made to a Participant under this Section on or after a Delisting Event in connection with outstanding SVU Grants shall be made solely in cash.

                  IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the date first written above.

                                            STORAGE USA, INC.



                                            By:     /s/ John W. McConomy
                                                 ------------------------------
                                                 John W. McConomy
                                                 Executive Vice President,
                                                 General Counsel and Secretary